UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 26, 2009

CONVERTED ORGANICS INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33304	204075963
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7A COMMERCIAL WHARF WEST, BOSTON, Massachusetts		02110
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-624-0111

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2009, Converted Organics Inc. ("we" or "our") entered into an agreement with four institutional investors, pursuant to which we issued, in the aggregate: (a) 1,500,000 shares of our common stock; and (b) warrants to purchase an additional 1,500,000 shares of our common stock at an exercise price of $1.40 per share. On May 26, 2009, we entered into an amended agreement with the same institutional investors pursuant to which the warrants were exercised in full. Pursuant to such amended agreement, we agreed to issue to these investors in the aggregate warrants to purchase an additional 1,500,000 shares of our common stock at an exercise price of $1.61 per share ("Warrants"). We made the offering and sale of the Warrants pursuant to a shelf registration statement on Form S-3 (Registration No. 333-158784) declared effective by the Securities and Exchange Commission on May 19, 2009, and a base prospectus dated as of the same date, as supplemented by a prospectus supplement to be filed with the Securities and Exchange Commission on May 27, 2009.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits:

5.1 Opinion of Cozen O’Connor re: May 19, 2009 offering
5.2 Opinion of Cozen O’Connor re: May 26, 2009 offering
23.1 Consent of Cozen O’Connor (included in its opinion filed as Exhibit 5.1 hereto).
23.2 Consent of Cozen O’Connor (included in its opinion filed as Exhibit 5.2 hereto).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERTED ORGANICS INC.

May 27, 2009	By:	/s/ Edward J. Gildea

Name: Edward J. Gildea
Title: President and CEO

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Exhibit Index

Exhibit No.	Description

5.1	Opinion of Cozen O'Connor re: May 19, 2009 offering
5.2	Opinion of Cozen O'Connor re: May 26, 2009 offering